                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                    (LOGO)


                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
                              POST OFFICE BOX 5231
                        GREENVILLE, SOUTH CAROLINA 29606

                  ____________________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                FEBRUARY 3, 2000
                  ____________________________________________


TO THE SHAREHOLDERS OF SPAN-AMERICA MEDICAL SYSTEMS, INC.

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Span-America Medical Systems, Inc., (the "Company") will be held at the Company's headquarters at 70 Commerce Ctr., Greenville, South Carolina, on February 3, 2000, at 9:00 a.m., for the purpose of considering and acting upon the following matters:

         (1)      the election of three directors; and

         (2) the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on December 13, 1999 as the record date for the determination of the shareholders entitled to notice and to vote at the Annual Meeting.

         YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. THE PROXY WILL BE RETURNED TO ANY SHAREHOLDER WHO IS PRESENT IN PERSON AND REQUESTS SUCH RETURN.

                                       By Order of the Board of Directors,



                                       Richard C. Coggins
                                       Secretary
December 28, 1999
Greenville, South Carolina


                  PLEASE RETURN THE ENCLOSED PROXY IMMEDIATELY

                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
                              POST OFFICE BOX 5231
                        GREENVILLE, SOUTH CAROLINA 29606
                                 (864) 288-8877


                                PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 3, 2000


SOLICITATION OF PROXIES

         This Notice of Annual Meeting, Proxy Statement and Proxy (these "Proxy Materials") are being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors ("the Board") of Span-America Medical Systems, Inc. (the "Company") to be voted at the annual meeting of shareholders (the "Annual Meeting") to be held at 9:00 a.m. on February 3, 2000 at the Company's headquarters at 70 Commerce Center, Greenville, South Carolina. The approximate mailing date of these Proxy Materials is December 28, 1999.

VOTING AT THE ANNUAL MEETING

         Shareholders of record at the close of business on December 13, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on such record date, there were outstanding 2,495,400 shares of the Company's no par value common stock (the "Common Stock"). The Common Stock is the only class of voting securities of the Company. Holders of shares of Common Stock are entitled to one vote for each share held on December 13, 1999 (the "Record Date") on all matters presented for action by the shareholders. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company as of the Record Date is necessary to constitute a quorum at the Annual Meeting. All shares represented by valid proxies received prior to the Annual Meeting and not revoked before they are exercised will be voted in accordance with specifications thereon. If no contrary instructions are indicated, all shares represented by a proxy will be voted FOR the election to the Board of Directors of the Nominees described herein, and in the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting or any adjournment thereof.

         Shares will be tabulated by inspectors of election appointed by the Company, with the aid of the Company's transfer agent. The inspectors will not be directors or nominees for director. The inspectors shall determine, among other things, the number of shares represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, determine the result, and do such acts as are proper to conduct the election and vote with fairness to all shareholders. Directors are elected by a plurality of votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. In connection with the election of directors, broker non-votes are not counted for purposes of determining the votes cast for directors.

REVOCATION OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) filing with the secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the secretary of the Company at or before the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Span-America Medical Systems, Inc., Post Office Box 5231, Greenville, South Carolina 29606,
Attention: Secretary.


                             ELECTION OF DIRECTORS

         The number of the Company's directors is currently set at nine persons in accordance with the Company's Articles of Incorporation. As provided in the Company's Articles of Incorporation, the Board is divided into three classes of directors, with each class being comprised of three persons who serve three-year terms. Accordingly, as set forth below, management has nominated B. Kenneth Bolt, Thomas D. Henrion, and Douglas E. Kennemore, M.D., to serve as directors under terms which will expire at the earlier of the 2003 annual meeting of shareholders or when their successors are duly elected.

         Unless authority to vote with respect to the election of one or more nominees is "WITHHELD," it is the intention of the persons named in the accompanying proxy to vote such proxy for the election of the nominees set forth below. All of these nominees are United States citizens. In the event that any of the nominees for director should become unavailable to serve as director, which is not anticipated, the persons named in the accompanying proxy will vote for other persons in their places in accordance with their best judgment. There are no family relationships among the directors and the executive officers of the Company.

         Directors will be elected by a plurality of votes cast at the Annual Meeting. The Company's Articles of Incorporation provide that cumulative voting is not available in the election of directors.

INFORMATION REGARDING NOMINEES FOR DIRECTOR AND CURRENT DIRECTORS

         The following table sets forth the names and ages of the three nominees for director and the seven current directors, six of whom are continuing in office, the positions and offices with the Company held by each such person, and the period that each such person has served as a director of the Company.

                                                                                     DIRECTOR
NAME                                AGE     POSITION OR OFFICE WITH THE COMPANY       SINCE
----                                ---     -----------------------------------       -----
                     Nominees for Director with Terms Expiring in 2003
B. Kenneth Bolt                     57                  Nominee                        ---
Thomas D. Henrion                   57                  Director                      1996
Douglas E. Kennemore, M.D.          67                  Director                      1975

                     Continuing Directors with Terms Expiring in 2002
Thomas F. Grady, Jr.                57                  Director                      1975
J. Ernest Lathem, M.D.              66                  Director                      1996
James M. Shoemaker, Jr.             67                  Director                      1992

                                                                                    DIRECTOR
NAME                            AGE     POSITION OR OFFICE WITH THE COMPANY          SINCE
----                            ---     -----------------------------------          -----
                     Continuing Directors with Terms Expiring in 2001
Richard C. Coggins              42       Director, Chief Financial Officer,          1993
                                           Vice President and Secretary
Robert H. Dick                  56       Director                                    1999
James D. Ferguson               42       Director, President and                     1998
                                         Chief Executive Officer

                           Director with Term Expiring in 2000
Roy W. Black                    63       Director                                    1997

BUSINESS EXPERIENCE OF NOMINEES AND DIRECTORS

         Mr. Bolt has served as President of Banyan Retirement Services, Inc. (Banyan) since 1985. Banyan is a developer and manager of long-term care communities in the Southeast. The company currently manages six senior living communities in three states and is developing a seventh. Prior to joining Banyan, Mr. Bolt was employed from 1975 to 1985 by Daniel International and its successor, Fluor Corporation. While at Fluor, Mr. Bolt served in various management positions, including VP-Sales, VP-Procurement, VP-Project
Support, and VP-Technical Services.

         Mr. Henrion was named President of EquiSource, LLC in November 1999. EquiSource is based in Louisville, Kentucky and provides group purchasing and e-commerce services to the equine industry in the United States. EquiSource is member of the UniStar group of companies. Mr. Henrion has also served as a consultant to Unified Foodservice Purchasing Co-op, LLC since March 1999. From 1980 to 1999, Mr. Henrion was President, Chief Executive Officer, and Director of FoodService Purchasing Cooperative, Inc. (FSPC) in Louisville, Kentucky. FSPC provided equipment, food, packaging items, and financial services to quick-service restaurant operators including KFC, Taco Bell, Dairy Queen, and Pizza Hut. In March 1999, FSPC merged with the purchasing organization of Tricon Global Restaurants, Inc. to form Unified Foodservice Purchasing Co-op. Mr. Henrion also serves as a director for Brinly-Hardy Company, Inc.

         Dr. Kennemore retired in 1999 after 35 years in the private practice of neurosurgery in Greenville, South Carolina.

         Mr. Grady has been employed by Federal Paper Board Company, Inc. since 1971, serving in various sales and marketing management positions. Federal Paper Board Company, Inc. was acquired by International Paper Company in 1996. Mr. Grady is currently Vice President of Sales with International Paper Company, in which position he has served since 1990.

         Dr. Lathem retired in 1993 after 28 years in the private practice of urological surgery in Greenville, South Carolina. He is a director of Southern National Corporation and one of its subsidiaries, BB&T of South Carolina. He has also served as a director of several closely held corporations.

         Mr. Shoemaker has been a member of the law firm of Wyche, Burgess, Freeman & Parham, P.A., since 1965 and concentrates his practice in corporate and securities law. Mr. Shoemaker also serves as a director of One Price Clothing Stores, Inc., Palmetto Bancshares, Inc., and Ryan's Family Steak Houses, Inc.

         Mr. Coggins joined the Company as Controller in 1986. He was elected Treasurer in January 1987, Vice President of Finance in January 1989, and Secretary and Chief Financial Officer in January 1990. He currently serves as the Company's Chief Financial Officer, Vice President and Secretary. Mr. Coggins was previously employed by NCNB National Bank in Charlotte, North Carolina from 1984 to 1986, where he served as Commercial Banking Officer and Metropolitan Area Director.

         Mr. Dick has served as president of R. H. Dick & Company, Inc., an investment banking and management consulting firm based in Wellington, Florida, since January 1998. From 1996 to early 1998, Mr. Dick was a partner with Boles, Knop & Company, Inc., an investment banking firm in Middleburg, Virginia. Prior to that, Mr. Dick served as President, Chief Executive Officer and Chief Financial Officer of Biomagnetic Therapy Systems, Inc. (1995-1996) and Pharmx, Inc. (1994-1995). Both companies were clients of Boles, Knop & Company. From 1982 until 1994, Mr. Dick served in various executive roles with Codman & Shurtleff, Inc., a subsidiary of Johnson & Johnson and a manufacturer of surgical instruments, implants, equipment, and other surgical products. Mr. Dick's positions with Codman included Director, Vice President-New Business Development, Vice President-U.S. Sales and Marketing, and Vice President-International. Mr. Dick also serves on the board of Valley Forge Scientific Corporation, which designs and manufactures bipolar electrosurgery equipment.

         Mr. Ferguson joined the Company as Materials Manager in 1990. He was promoted to Plant Manager of the Company's contract packaging business in 1992, Director of Contract Packaging in 1994, and Vice President of Operations in 1995. Mr. Ferguson was named President and Chief Executive Officer of the Company in 1996. From 1981 to 1990, Mr. Ferguson worked for C.B. Fleet in Lynchburg, Virginia, where he served in various manufacturing management positions, ending as Director of Manufacturing.

         Mr. Black retired in 1997 from his positions with Johnson and Johnson, Inc., where he had been employed by several of its companies in various sales, marketing, and executive roles since 1961. He served since 1994 as Vice-Chairman, Board of Directors of Johnson and Johnson Professional, Inc. and Vice President of Johnson and Johnson International, Inc. Both companies manufacture products for neurospinal, joint replacement, and other surgical applications. Since 1989, Mr. Black also served as Vice-Chairman, Board of Directors of Codman and Shurtleff, Inc., which manufactures surgical instruments, implants, equipment, and other surgical products primarily for neurological surgery. From 1982 to 1989, Mr. Black was President and Chief Executive Officer of Codman and Shurtleff, Inc., a subsidiary of Johnson and Johnson, Inc. Mr. Black also serves as a director of Spinal Concepts, Inc. He has chosen not to stand for reelection to the Company's Board when his term expires in February 2000.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the 1999 fiscal year, the Board of Directors held seven meetings. All directors except for Mr. Black attended at least 75% of the aggregate of (i) total board meetings and (ii) total meetings of committees on which such director served.

         The Audit Committee was comprised of Messrs. Black, Grady, and Dick. The Audit Committee met one time during the 1999 fiscal year. The Audit Committee reviews the scope and results of the audit by the independent auditors and the adequacy of the Company's system of internal accounting controls and procedures, proposes the appointment of the independent auditors subject to approval of the Board and approves the fees paid for services rendered by such auditors.

         The Compensation Committee is comprised of Messrs. Henrion, Grady, Lathem, and Shoemaker. The Compensation Committee met one time during the 1999 fiscal year. The Compensation Committee reviews and approves the remuneration of officers of the Company and reviews the overall compensation programs of the Company. The Compensation Committee's report is included below under "Board Compensation Committee Report on Executive Compensation."

         The Board does not have a standing nominating committee. The functions of the nominating committee are performed by the outside directors.

         The Executive Committee is comprised of Messrs. Henrion, Grady, Lathem, and Shoemaker. It met three times during fiscal year 1999. The Executive Committee serves in an advisory capacity to the senior management of the Company.


                               EXECUTIVE OFFICERS

         The following table sets forth all of the current executive officers of the Company and their respective ages, Company positions and offices, and periods during which they have served in such positions and offices. There are no persons who have been selected by the Company to serve as its executive officers who are not set forth in the following table.

                                                                                                   COMPANY
NAME                       AGE              COMPANY OFFICES CURRENTLY HELD                       OFFICER SINCE
----                       ---              ------------------------------                       -------------

James D. Ferguson          42               President and Chief Executive Officer                    1995
Robert E. Ackley           45               Vice President of Operations                             1995
Richard C. Coggins         42               Vice President of Finance, Secretary                     1987
                                                and Chief Financial Officer
Melinda J. Gage            55               Vice President of Human Resources                        1996
Keith A. Mauldin           39               Director of Custom Products                              1995
Clyde A. Shew              42               Vice President of Medical Sales and Marketing            1996
Wanda J. Totton            44               Director of Quality / R&D                                1995

         The Company's executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

         Mr. Ferguson's business experience is set forth above under "Business Experience of Nominees and Directors."

         Mr. Ackley joined the Company as Materials Manager in 1987. He was named Director of Consumer Sales in 1993, Vice President of Marketing in 1995, Vice President of Consumer Sales in 1996, and Vice President of Operations in 1998. Prior to joining the Company, Mr. Ackley worked in various operations management roles for Almay Cosmetics in North Carolina and C.B. Fleet in Virginia.

         Mr. Coggins' business experience is set forth above under "Business Experience of Nominees and Directors."

         Ms. Gage joined the Company in 1987 as Executive Assistant. She became Personnel Manager in 1989, Director of Human Resources in 1991, and Vice President of Human Resources in 1996. From 1974 to 1987 she worked for North County Health Services in California where her final position was Administrative Services Coordinator.

         Mr. Mauldin joined the Company as Sales Representative for the Industrial Division in 1988. He became Director of Industrial Sales in 1995 and Director of Custom Products in 1998. Prior to joining Span-America, Mr. Mauldin was a sales representative for Isotec International in Atlanta, Georgia.

         Mr. Shew joined the Company as Director of Corporate Accounts in May 1996. He was promoted to Vice President of Medical Sales in October 1996. From 1984 to 1996, Mr. Shew worked in various sales and marketing roles for Professional Medical Products, Inc. in Greenwood, South Carolina. His final position there was Director of Corporate Accounts, where he was responsible for contracting with multi-facility health care organizations in the United States.

         Ms. Totton joined the Company in 1987 as Quality Control Manager. She became Production Manager of the Company's contract packaging business unit in 1990. She was promoted to Director of Quality in 1995 and was named Director of Quality/R&D in 1998.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The information set forth below is furnished as of December 13, 1999, with respect to Common stock owned beneficially or of record by persons known to the Company to be the beneficial owner of more than 5% of the Common Stock as of the Record Date, each of the directors and nominees individually, the named officers included in the compensation table, and all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power with respect to such person's shares owned. All share amounts in the table include shares which are not outstanding but which are the subject of options exercisable in the 60 days following the Record Date. All percentages are calculated based on the total number of outstanding shares, plus the number of shares for the particular person or group which are not outstanding but which are the subject of options exercisable in the 60 days following the Record Date.

                                          AMOUNT/NATURE
NAME AND ADDRESS                          OF BENEFICIAL                     PERCENT
OF BENEFICIAL OWNER                         OWNERSHIP                       OF CLASS
-------------------                         ---------                       --------

        BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY'S COMMON STOCK

Douglas E. Kennemore, M.D.                  207,876  (1)                      8.3%
27 Memorial Medical Drive
Greenville, SC  29605

Lawrence J. Goldstein                       175,847  (2)                      7.0%
Santa Monica Partners, LP
1865 Palmer Avenue
Larchmont, NY  10538

Dimensional Fund Advisors                   174,400  (3)                      7.0%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

                                          AMOUNT/NATURE
NAME AND ADDRESS                          OF BENEFICIAL                     PERCENT
OF BENEFICIAL OWNER                         OWNERSHIP                       OF CLASS
-------------------                         ---------                       --------

                             DIRECTORS AND NOMINEES
Richard C. Coggins                         34,150(4)                          1.4%
Robert H. Dick                              6,000                               *
James D. Ferguson                          29,651(5)                          1.2%
Thomas F. Grady, Jr.,                      32,595(6)                          1.3%
Thomas D. Henrion                         113,608(7)                          4.6%
Douglas E. Kennemore, M.D.                207,876(1)                          8.3%
J. Ernest Lathem, M.D.                     19,043                               *
James M. Shoemaker, Jr.                    28,000(1)                          1.1%

                                 NAMED OFFICERS

James D. Ferguson                          29,651 (5)                         1.2%
Robert E. Ackley                           30,888 (8)                         1.2%
Richard C. Coggins                         34,150 (4)                         1.4%
Keith A. Mauldin                           12,469 (9)                           *
Clyde A. She                                9,000(10)                           *

                  DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP

All Directors and Executive               550,462                            21.0%
Officers of the Company as a
Group (14 persons)

----------------------

(1) The shares shown as beneficially owned by Messrs. Kennemore and Shoemaker include, for each, 3,000 shares which are currently not outstanding but which are subject to options which are exercisable within 60 days of the Record Date.

(2) The figure shown as beneficially owned by Lawrence J. Goldstein of Santa Monica Partners is based on current Securities and Exchange Commission filings (through December 22, 1999), the most recent of which was filed on April 21, 1998.

(3) The figure shown as beneficially owned by Dimensional Fund Advisors is based on Securities and Exchange Commission filings as of September 30, 1999.

(4) The shares shown as beneficially owned by Mr. Coggins include 23,400 shares which are currently not outstanding but which are subject to options held by Mr. Coggins which are exercisable within 60 days of the Record Date.

(5) The shares shown as beneficially owned by Mr. Ferguson include 24,400 shares which are currently not outstanding but which are subject to options held by Mr. Ferguson which are exercisable within 60 days of the Record Date.

(6) The figure shown as beneficially owned by Mr. Grady excludes 7,109 shares owned by his adult children. Mr. Grady disclaims beneficial ownership with respect to these shares. This figure also includes 3,000 shares which are currently not outstanding but which are subject to options held by Mr. Grady which are exercisable within 60 days of the Record Date.

(7) The figure shown as beneficially owned by Mr. Henrion includes 4,200 shares owned by a trust for which Mr. Henrion is trustee.

(8) The shares shown as beneficially owned by Mr. Ackley include 21,000 shares which are not currently outstanding but which are subject to options held by Mr. Ackley which are exercisable within 60 days of the Record Date.

(9) The shares shown as beneficially owned by Mr. Mauldin include 10,000 shares which are not currently outstanding but which are subject to options held by Mr. Mauldin which are exercisable within 60 days of the Record Date.

(10) The shares shown as beneficially owned by Mr. Shew include 8,000 shares which are not currently outstanding but which are subject to options held by Mr. Shew which are exercisable within 60 days of the Record Date.

         * Less than one percent.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the 1999, 1998, and 1997 fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and to each of the four other most highly compensated officers during fiscal year 1999 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                           ANNUAL COMPENSATION             SECURITIES
                                               ----------------------------------------    UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                                             OTHER ANNUAL         OPTIONS      COMPENSATION
DURING FISCAL 1999                  YEAR      SALARY ($)   BONUS ($)  COMPENSATION ($)       SARS (#)          ($)
---------------------------         ----      ----------   ---------  -----------------     ---------     ------------

James D. Ferguson                   1999      150,750             0          (1)                  0           4,954 (2)
President/CEO                       1998      131,250             0          (1)             10,000           4,743
                                    1997      112,604        66,735          (1)             30,300           3,427

Robert E. Ackley                    1999      109,750             0          (1)                  0           3,736 (3)
VP of Operations                    1998      100,500             0          (1)              5,000           2,880
                                    1997       94,583        38,501          (1)             14,500           2,656

Richard C. Coggins                  1999      112,750             0          (1)                  0           3,668 (4)
Chief Financial Officer             1998      106,667             0          (1)              6,000           3,349
VP and Secretary                    1997       98,667        39,357          (1)             15,000           2,574

Keith A. Mauldin                    1999       98,500             0          (1)                  0           3,500 (5)
Director of Custom Products         1998      107,894             0          (1)              4,000           4,315
                                    1997      101,959             0          (1)             12,500           2,312

Clyde A. Shew                       1999      116,125             0          (1)                  0           4,118 (6)
VP of Medical Sales & Marketing     1998      102,000             0          (1)              5,000           4,285
                                    1997       98,906        40,640          (1)             19,500          32,959

-----------------

(1) Certain amounts may have been expended by the Company, which may have had value as a personal benefit to the Named Officers. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus for each person.

(2) This amount is comprised of (i) contributions of $3,769 to the Company's 401(k) plan by the Company on behalf of Mr. Ferguson to match pre-tax deferral contributions, all of which is vested, and (ii) $1,185 in annual premiums paid by the Company on behalf of Mr. Ferguson for life insurance not generally available to all Company employees.

(3) This amount is comprised of (i) contributions of $2,744 to the Company's 401(k) plan by the Company on behalf of Mr. Ackley to match pre-tax deferral contributions, all of which is vested, and (ii) $992 in annual premiums paid by the Company on behalf of Mr. Ackley for life insurance not generally available to all Company employees.

(4) This amount is comprised of (i) contributions of $2,819 to the Company's 401(k) plan by the Company on behalf of Mr. Coggins to match pre-tax deferral contributions, all of which is vested, and (ii) $849 in annual premiums paid by the Company on behalf of Mr. Coggins for life insurance not generally available to all Company employees.

(5) This amount is comprised of (i) contributions of $2,462 to the Company's 401(k) plan by the Company on behalf of Mr. Mauldin to match pre-tax deferral contributions, all of which is vested, and (ii) $1,038 in annual premiums paid by the Company on behalf of Mr. Mauldin for life insurance not generally available to all Company employees.

(6) This amount is comprised of (i) contributions of $2,903 to the Company's 401(k) plan by the Company on behalf of Mr. Shew to match pre-tax deferral contributions, all of which is vested, and (ii) $1,215 in annual premiums paid by the Company on behalf of Mr. Shew for life insurance not generally available to all Company employees.

OPTION/SAR GRANTS IN FISCAL YEAR 1999

         No stock options were granted during fiscal year 1999 to the Named Officers.

OPTION/SAR EXERCISES AND YEAR-END VALUES

         The following table sets forth information with respect to the Company's Named Officers concerning the exercise of options during the 1999 fiscal year and unexercised options held as of the end of the 1999 fiscal year.


        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                              OPTIONS/SAR VALUES

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED               VALUE OF UNEXERCISED
                                                                 OPTIONS/SARS AT FISCAL             IN-THE-MONEY OPTIONS/SARS
                              SHARES                                   YEAR-END (#)                 AT FISCAL YEAR-END ($) (1)
                           ACQUIRED ON          VALUE         -----------------------------      ------------------------------
NAME                       EXERCISE (#)    REALIZED ($)(1)    EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----                       ------------    ---------------    -----------     -------------      -----------      -------------
James D. Ferguson                   0                0           24,400           26,900              n/a              n/a
Robert E. Ackley                7,000           16,625           21,000           16,000              n/a              n/a
Richard C. Coggins              4,000            9,500           23,400           17,100              n/a              n/a
Keith A. Mauldin                    0                0           10,000           11,500              n/a              n/a
Clyde A. Shew                       0                0            8,000           16,500              n/a              n/a

-----------

(1) The "value" of any option set forth in the table above is determined by subtracting the amount which must be paid upon exercise of the options from the market value of the underlying Common Stock as of the exercise date or the fiscal year-end date as applicable.


         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions with respect to the compensation of the Company's Named Officers are made by the four-member Compensation Committee of the Board comprised of Messrs. Henrion, Grady, Lathem, and Shoemaker. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's Named Officers is reviewed by the full Board. Set forth below is a report submitted by the Compensation Committee in its capacity as such addressing the Company's compensation policies for 1999 with respect to the Named Officers of the Company.

COMPENSATION COMMITTEE REPORT

General Compensation Policies with Respect to Named Officers

         The Compensation Committee does not maintain formal, written executive compensation policies. However, in general, the Committee has structured officer compensation so as to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative, responsibility and achievements, and assist the Company in attracting and retaining qualified executives. The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interest in the enhancement of shareholder value.

         The Named Officers' overall compensation is intended to be consistent with the compensation paid to executives of companies similar in size and character to the Company, provided that the Company's performance warrants the compensation being paid. In determining the appropriate compensation, the Compensation Committee has utilized a combination of salary, incentive cash compensation, Company stock ownership and benefits. The Compensation Committee has also attempted to maintain an appropriate relationship between the compensation among the Named Officers and their relative levels of responsibility within the Company.

         Compensation paid to the Company's Named Officers in fiscal year 1999, as reflected in the foregoing compensation tables, consisted of the following elements: base salary, matching contributions paid with respect to the Company's 401(k) plan, and certain benefits. Payments under the Company's 401(k) plan are made to all employees on a non-discriminatory basis.

Relationship of Performance to Executive Compensation

         The Compensation Committee believes that a significant portion of the Named Officers' compensation should be based on individual and corporate performance. The principal means through which the Company ties compensation to performance is through the Company's Management Bonus Plan (the "Bonus Plan"). Participants in the Bonus plan include officers and members of the Company's senior management team. Pursuant to the Bonus Plan, prior to the beginning of each fiscal year the Board of Directors approves the Company's operating plan which contains target earnings projections for the coming year. The target earnings projections must provide a reasonable increase over the prior year's earnings and must be consistent with the Company's long-term growth goals. The Bonus Plan is structured so that each participant has an opportunity to earn bonuses equal to approximately 30% of his or her base salary if the Company reaches 100% of the target earnings performance. The percentage of salary potentially earned by each participant under the Bonus Plan ranges from 0% if the Company earnings are less than approximately 80% of the target earnings, to a maximum of 45% if the Company's earnings exceed approximately 130% of target earnings and if certain predefined individual goals are met. Approximately 40% of each participant's bonus earnings is contingent on achievement of these specific individual goals. These individual goals are determined by the chief executive officer and reviewed by the Compensation Committee.

         Options to purchase Company Common Stock are also granted periodically by the Compensation Committee to officers and members of the senior management team. The number of shares granted is based primarily on individual performance and, secondarily, on Company performance relative to the Company's operating and strategic plans.

Salaries, Cash Bonuses, Stock Option Grants, Incentive Payments

         The 1999 salary levels of the Company's Named Officers were determined on the anniversary date of the employee's last performance review and were based generally on the criteria set forth above. Each employee of the Company, including the Named Officers, is assigned a particular job grade level. The job grade level is determined by a quantitative scoring system which considers various factors under the major categories of job demands, knowledge, job content, and level of responsibility. A salary range has been assigned to each job grade level based on input from independent consultants and the Company's management. The salary levels of the Named Officers were based primarily on individual performance, overall Company performance and achievement of specific individual and corporate goals for the prior fiscal year. The salary levels of the Named Officers must fall within the designated salary ranges for the appropriate job grade level, pursuant to the Company's salary administration plan.

Compensation of the Chief Executive Officer During Fiscal 1999

         Mr. Ferguson's compensation is determined by the Compensation Committee using the same factors as those applied to other Company officers as described above.

Other Compensation Plans

         The Company has adopted certain broad-based employee benefit plans in which the chief executive officer and the Named Officers have been permitted to participate. The Company has also adopted certain executive officer life and health insurance plans. The incremental cost to the Company of the chief executive officer's and Named Officers' benefits provided under these plans (which is not set forth in any of the tables) totaled less than 10% of their cash compensation in fiscal year 1999. Benefits under these plans generally are not directly or indirectly tied to Company performance.

                                     Submitted by the Compensation Committee

                                     Thomas D. Henrion
                                     Thomas F. Grady, Jr.
                                     J. Ernest Lathem, M.D.
                                     James M. Shoemaker, Jr.


COMPENSATION OF NON-EMPLOYEE DIRECTORS

         Each director of the Company who is not also an officer of the Company receives an annual fee of 1,000 shares of unregistered Common Stock plus a per diem fee of $1,000 for each Board meeting and committee meeting attended. The Chairman of the Board receives 2,000 shares of unregistered Common Stock plus the same $1,000 per diem fee. Including the value on the date of receipt of the Common Stock received in January 1999, no director received more than $21,000 in fiscal 1999 for his services as a director.

         Directors who are also employees of the Company do not receive compensation for their services as directors.

                               PERFORMANCE GRAPH

         The following graph sets forth the performance of the Company's Common Stock for the five-year period from October 1, 1994 through October 2, 1999 as compared to the Russell 2000 Index and a peer group index. The peer group index was prepared by an unaffiliated third party and is comprised of all exchange-listed companies having the standard industry classification code 3842 (which relates to medical products and supplies). The companies included in the peer group index are shown below. All stock prices reflect the investment of cash dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   AMONG SPAN-AMERICA MEDICAL SYSTEMS, INC.,
                    A PEER GROUP, AND THE RUSSELL 2000 INDEX


             COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
         COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                                                   FISCAL YEAR ENDING
                                    -------------------------------------------------------------------------------
COMPANY/INDEX/MARKET                9/30/1994    9/29/1995    9/27/1996     9/26/1997     10/02/1998     10/01/1999

Span Amer Med                         100.00       90.46        89.78         120.62        107.61          67.49

Surgical Appliances & Supplies        100.00      160.26       161.25         190.91        214.01         219.44

Russell 2000 Index                    100.00      123.37       139.71         186.04        150.66         177.11




                     COMPANIES INCLUDED IN PEER GROUP INDEX
                   STANDARD INDUSTRY CLASSIFICATION CODE 3842


Allied Healthcare Products, Inc.             Armor Holdings, Inc.                ATS Medical, Inc.
Bio-Vascular, Inc.                           Biomet, Inc.                        Cardima, Inc.
Chad Therapeutics, Inc.                      Dexterity Surgical, Inc.            DHB Capital Group, Inc.
Eclipse Surgical Tech, Inc.                  Exactech, Inc.                      Guardian Tech. Intnl., Inc.
Hanger Orthopedic Group                      Innovasive Devices, Inc.            Invacare Corp.
Isolyser Co., Inc.                           Lakeland Industries, Inc.           Langer Biomechanics Group
Maxxim Medical, Inc.                         Med-Emerg International, Inc.       Medical Action Industries
Mentor Corporation                           Mine Safety Appliance Co.           Minimed, Inc.
National Healthcare Mfg. Corp.               Orthofix International NV           Possis Medical, Inc.
Respironics, Inc.                            Span-America Med. Sys.              Steris Corp.
Sulzer Medica Ltd. ADS                       Sunrise Medical, Inc.               Symphonix Devices, Inc.
Thermedics, Inc.                             Worksafe Industries, Inc.           Wyant Corp.
X-Ceed, Inc.

                              CERTAIN TRANSACTIONS

         The law firm of Wyche, Burgess, Freeman & Parham, P.A., whose members include Mr. Shoemaker, a director of the Company, serves as general counsel to the Company. Fees paid to this law firm by the Company were less than one percent of the law firm's gross revenues during the firm's last fiscal year. The Company believes that the terms of its relationship with the law firm are at least as favorable as could be obtained from a third party.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the 1999 fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were met.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has selected Ernst & Young LLP as the independent certified public accountants for the Company for its 2000 fiscal year. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. Ernst & Young LLP have served the Company as independent auditors and tax advisors since 1985. Neither the firm nor any of its members has any relation with the Company except in the firm's capacity as auditors and tax advisors.


                             SHAREHOLDER PROPOSALS

         Proposals by shareholders for consideration at the 2001 Annual Meeting of Shareholders must be received at the Company's offices at Post Office Box 5231, Greenville, South Carolina 29606 no later than August 31, 2000, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 2001 Annual Meeting of Shareholders. Under the regulations of the Securities and Exchange Commission, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in those regulations are satisfied.


                               PROXY SOLICITATION

COST OF SOLICITATION

         The Company will bear the cost of this proxy solicitation, including the cost of preparing, handling, printing and mailing these Proxy Materials. Employees and officers will be reimbursed for the actual out-of-pocket expenses incurred in connection with the solicitation. Proxies will be solicited principally by mail but may also be solicited by telephone or through personal solicitation conducted by regular employees of the Company without additional compensation. The Company has also engaged

Corporate Communications, Inc. in Nashville, Tennessee to assist in investor relations activities, including distributing shareholder information and contacting brokerage houses, custodians, nominees and fiduciaries, for a fee of approximately $5,000 plus reimbursement of reasonable out-of-pocket expenses.

BANKS, BROKERS AND OTHER CUSTODIANS

         Banks, brokers and other custodians are requested to forward proxy solicitation materials to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses in sending the Proxy Materials to beneficial owners of Common Stock.


                             FINANCIAL INFORMATION

         The Company's 1999 Annual Report containing financial statements reflecting the financial position and results of operations of the Company for the fiscal year ended October 2, 1999, is being mailed to shareholders concurrently herewith. The Company will also provide without charge to any Shareholder of record as of December 13, 1999, who so requests in writing, a copy of the Company's Annual Report on Form 10-K (without exhibits) for the year ended October 2, 1999, filed with The Securities and Exchange Commission. any such request should be directed to Span-America Medical System Inc., P.O. Box 5231, Greenville, South Carolina 29606 Attention: Richard C. Coggins.


                                 OTHER MATTERS

         Management of the Company is not aware of any other matter to be brought before the Annual Meeting. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

                                           By Order of the Board of Directors



                                           Richard C. Coggins
                                           Secretary

December 28, 1999
Greenville, South Carolina

                                    (LOGO)

                       SPAN-AMERICA MEDICAL SYSTEMS, INC.

                        Annual Meeting, February 3, 2000

The undersigned shareholder of Span-America Medical Systems, Inc. (the "Company"), hereby revoking all previous proxies, hereby appoints JAMES M. SHOEMAKER, JR. and JAMES D. FERGUSON, and each of them, the attorney of the undersigned with power of substitution, to vote all stock of the Company standing in the name of the undersigned upon all matters at the Company's Annual Meeting to be held at the Company's headquarters at 70 Commerce Center, Greenville, South Carolina, on Thursday, February 3, 2000, at 9:00 a.m. and at any adjournments thereof, with all powers the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said attorneys or either of them to cast the undersigned's vote as specified on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPAN-AMERICA MEDICAL SYSTEMS, INC. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED ON THE REVERSE SIDE.
--------------------------------------------------------------------------------
           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign this Proxy as your name or names appear hereon. If stock is held jointly, signatures should appear for both names. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held by a corporation, please sign in full corporation name by authorized officer and give title of office.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?

----------------------------------            ----------------------------------

----------------------------------            ----------------------------------

----------------------------------            ----------------------------------
                 (To be continued and signed on reverse side.)

[X] Please mark your
    votes as in this
    example.




                    FOR ALL
                    NOMINEES       WITHHELD
1. Election of        [ ]            [ ]       Nominees:
   Directors as
   set forth in the accompanying               B. Kenneth Bolt
   Proxy Statement (except as marked           Thomas D. Henrion
   to the contrary at right).                  Douglas E. Kennemore, M.D.

NOTE: If you do not wish your shares voted
"For" a particular nominee, strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. At their discretion upon such matters as may properly come before the meeting.

                           Mark box at right if an address change or comment [ ] has been noted on the reverse side of this card.


Shareholder sign here                  Co-owner sign here              Date
                     -----------------                   -------------     -----
NOTE: Please be sure to sign and date this Proxy.